Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-144281) pertaining to the 1999 Stock Plan and the 2007 Equity Incentive Plan of comScore, Inc., a Delaware corporation (“comScore”);

(2)	Registration Statement (Form S-8 No. 333-155355) pertaining to the 2007 Equity Incentive Plan of comScore;

(3)	Registration Statement (Form S-8 No. 333-159126) pertaining to the 2007 Equity Incentive Plan of comScore;

(4)	Registration Statement (Form S-8 No. 333-166349) pertaining to the 2007 Equity Incentive Plan of comScore; and

(5)	Registration Statement (Form S-3 No. 333-166350) pertaining to a universal shelf registration of securities by comScore of our report dated November 16, 2010 relating to the financial statements of Nedstat B.V. appearing in this Current Report on Form 8-K/A of comScore dated November 16, 2010.

/s/ Deloitte Accountants B.V.
Amsterdam, The Netherlands

November 16, 2010